UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MELLANOX TECHNOLOGIES, LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Mellanox Technologies, Ltd. pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Mellanox Technologies, Ltd.

Commission File No. of Subject Company: 001-33299

On May 10, 2019, Mellanox Technologies, Ltd. published a notice regarding its Extraordinary General Meeting as an advertisement in newspapers in Israel, an English translation of which follows.

MELLANOX TECHNOLOGIES, LTD.

(the “Company”)

Notice is hereby given that an Extraordinary General Meeting of Shareholders of the Company, will be held on Thursday, June 20, 2019 at 5:00 p.m. (Israel time) (10:00 a.m. Eastern Time), at the Company’s office at 8B HaBarzel Street, Tel-Aviv, Israel 6971012 (the “Extraordinary General Meeting”). If within half an hour from the time appointed for the Extraordinary General Meeting a quorum is not present, the meeting will stand adjourned for one week, at the same hour and place, without any notification to shareholders.

We are holding the Extraordinary General Meeting for the following purposes:

1.

The Merger Proposal. To approve the acquisition of the Company by NVIDIA International Holdings Inc., a Delaware corporation (“Parent”), including the approval of (a) the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated March 10, 2019, by and among Parent, Teal Barvaz Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Parent (“Merger Sub”), NVIDIA Corporation, a Delaware corporation (“NVIDIA”), and the Company, pursuant to which Merger Sub will merge with and into the Company, and the Company will be the surviving company and will become a wholly-owned subsidiary of Parent (the “Merger”); (b) the Merger itself; (c) the consideration to be received by the shareholders of the Company in the Merger, consisting of $125.00 per share in cash, without interest and less any applicable withholding taxes, for each ordinary share, par value NIS 0.0175 per share, of the Company owned immediately prior to the effective time of the Merger; (d) the purchase by the Company of a tail liability insurance policy for directors and officers of the Company for a period of seven years commencing at the effective time of the Merger in accordance with the terms of the Merger Agreement; and (e) all other transactions and arrangements contemplated by the Merger Agreement, which is attached as Annex A to the proxy statement;

2.

The Adjournment Proposal. To approve the adjournment of the Extraordinary General Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Extraordinary General Meeting;

3.

The Merger-Related Executive Compensation Proposal. To approve, on a non-binding advisory basis, any “golden parachute compensation” that will or may become payable to the Company’s named executive officers in connection with the Merger;

4.	The CEO Base Salary Proposal. To approve the increase in annual base compensation to Eyal Waldman, the Company’s chief executive officer, from $610,000 to $650,000;

5.

The CEO Cash Incentive Proposal. To approve the grant to Mr. Waldman of a 2019 performance-based cash incentive award, which will be tied to the Company’s achievement of pre-established revenue and adjusted operating income objectives for fiscal 2019 and which will be measured and paid, if earned, in 2020;

6.

The CEO Severance Proposal. To approve the amendment and restatement of Mr. Waldman’s executive severance benefits agreement (the “Amended Severance Agreement”), in accordance with the Amended Severance Agreement attached as Annex D to the proxy statement to (i) amend the benefits thereunder to two years of base salary and two years of target bonus (to be paid in accordance with the terms and conditions therein) and vesting acceleration of 100% of his equity awards in the event of certain employment terminations within 12 months following a change in control of the Company and (ii) make such other changes to conform the Amended Severance Agreement to the current executive severance benefits agreements with our executive officers;

7.	The CEO Equity Award Proposal. To approve the grant to Mr. Waldman of a 2019 equity incentive award of 55,696 restricted share units;

8.

The CEO Tax Equalization Proposal. To approve certain tax equalization payments to Mr. Waldman to reimburse Mr. Waldman for additional personal income tax liability incurred as the result of him allocating his time between Israel and the United States in the amount of $54,000 for the 2018 tax year and an amount to be determined consistently with past practice but not to exceed $125,000 for the 2019 tax year to be made as soon as administratively practicable after the tax differential is substantiated to the reasonable satisfaction of the Company’s chief financial officer or, in the event that the Merger has been consummated, to the reasonable satisfaction of the chief executive officer or the chief financial officer of NVIDIA; and

9.

The Waters Bonus Proposal. To approve payment of a cash bonus of $25,000 to Greg Waters, an independent member of the Company’s board of directors, in recognition of his services with respect to the Merger.

Pursuant to Section 182 of the Israeli Companies Law-1999 and Regulation 7 of the Israeli Companies Regulations (Relief for Companies whose Securities are Listed on a Stock Exchange Outside of Israel), 5760-2000, the record date for the entitlement of a shareholder to attend and vote at the Extraordinary General Meeting is the close business day of May 28, 2019.

The items of business to be transacted at the Extraordinary General Meeting are fully described in the definitive proxy statement relating to the Extraordinary General Meeting filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2019, a copy of which is available free of charge on the SEC’s website at https://www.sec.gov or at http://ir.mellanox.com. Any solicitation materials will be filed with the SEC and will be available free of charge in the SEC’s website at https://www.sec.gov or at http://ir.mellanox.com.

It should be clarified that the provisions of the Israeli Companies Regulations (Notice and Announcement of a General Meeting and a Class Meeting in Public Companies and Adding Subjects to the Agenda), 5760-2000, with respect to the publication of notices in Israeli newspapers are not applicable to the Company.

Sincerely,

Mellanox Technologies, Ltd.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Mellanox and NVIDIA. In connection with the proposed transaction, Mellanox has filed with the Securities and Exchange Commission (“SEC”) and will mail or otherwise provide to its shareholders a proxy statement and other relevant documents regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Mellanox with the SEC. MELLANOX’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY MELLANOX WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders may obtain a free copy of the proxy statement and other documents Mellanox files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. Mellanox makes available free of charge at ir.mellanox.com, copies of materials it files with, or furnishes to, the SEC or by directing a request to Investor Relations, c/o Mellanox Technologies Ltd., Hakidma 26, Ofer Industrial Park, Yokneam, Israel, 2069200 or by emailing at ir@mellanox.com.

Participants in the Solicitation

Mellanox and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Mellanox’s shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Mellanox’s directors and executive officers in Mellanox’s definitive proxy statement for the Extraordinary General Meeting, which was filed with the SEC on May 8, 2019, its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 21, 2019, and its definitive proxy statement for the 2019 annual meeting of shareholders when it is filed with the SEC.